                          SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the registrant _x_

Filed by a party other than the registrant ___

Check the appropriate box:

___  Preliminary proxy statement

_x_  Definitive proxy statement

___  Definitive additional materials

___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Ogden Corporation
       (Name of Registrant as Specified in its Charter)

                      Ogden Corporation
        (Name of Person(s) Filing the Proxy Statement)

Payment of filing fee (check the appropriate box):

_x_  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
14a-6(j)(2).

___  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

- -------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

- -------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

Ogden Corporation
Two Pennsylvania Plaza
New York, NY 10121
[Logo]
April 13, 1994

TO OUR SHAREHOLDERS:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend Ogden's 1994 Annual Meeting to be held at the Grand Hyatt New York hotel, 42nd Street, west of Lexington Avenue, New York, New York, at 10:30 A.M. (Eastern Daylight Saving Time), on Thursday, May 26, 1994.

     The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement which we urge you to read carefully. Time will be set aside at the meeting for discussion of each item of business described in the Proxy Statement as well as any other matters of interest to you as a shareholder.

     It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend, you are urged to sign, date and return the enclosed proxy card in the enclosed postage paid envelope to ensure that your shares will be represented at the Annual Meeting.

R. RICHARD ABLON
PRESIDENT AND CHIEF EXECUTIVE OFFICER

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF OGDEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders of Ogden Corporation ('Ogden') will be held at the Grand Hyatt New York hotel, 42nd Street, west of Lexington Avenue, New York, New York, on Thursday, May 26, 1994, at 10:30 A.M. (Eastern Daylight Saving Time), for the following purposes:

(1) To elect five directors to hold office for terms of three years until the Annual Meeting of Shareholders in 1997 and until their respective successors have been elected and qualified;


(2) To ratify the appointment of Deloitte & Touche as auditors of Ogden and its subsidiaries for the year ending December 31, 1994;

(3) To consider and act upon a proposal to approve the adoption by the Board of Directors of an amendment to the Ogden 1990 Stock Option Plan;

(4) To consider and act upon a proposal to approve the adoption by the Board of Directors of a CEO Formula Bonus Plan; and

(5) To consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed April 8, 1994, as the record date for the Annual Meeting and all shareholders of record of Ogden at the close of business on such date shall be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors

                                        KATHLEEN RITCH,
                                        Vice President and Secretary

Dated: New York, N.Y.
       April 13, 1994

                                   IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, SO THAT YOUR SHARES MAY BE VOTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT

     The following statement is submitted to shareholders in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Ogden Corporation ('Ogden') to be held on May 26, 1994 (the 'Annual Meeting'). The Annual Meeting will be held at the Grand Hyatt New York hotel, 42nd Street, west of Lexington Avenue, New York, New York. A proxy card for this meeting is enclosed. This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about April 13, 1994.

     The purposes of the Annual Meeting are (1) to elect five directors to hold office for terms of three years until the Annual Meeting of Shareholders in 1997 and until their respective successors have been elected and qualified; (2) to ratify the appointment of Deloitte & Touche as auditors of Ogden and its subsidiaries for the year ending December 31, 1994; (3) to consider and act upon a proposal to approve the adoption by the Board of Directors of Ogden (the 'Board of Directors') of an amendment to the Ogden 1990 Stock Option Plan; (4) to consider and act upon a proposal to approve the adoption by the Board of Directors of a CEO Formula Bonus Plan; and (5) to consider and act upon such other business as may properly come before the meeting.

     The solicitation of proxies to which this Proxy Statement relates is made by and on behalf of the Board of Directors. The costs of this solicitation will be paid by Ogden. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting, proxy cards, and Proxy Statement. The solicitation will be conducted principally by mail, although directors, officers, and employees of Ogden and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and Ogden will reimburse such persons for their expenses in so doing. Ogden is also retaining Georgeson & Company to solicit proxies and will pay Georgeson & Company a fee of $16,500 in connection therewith.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees named in this Proxy Statement; FOR the ratification of Deloitte & Touche as auditors; FOR the approval of the adoption of the amendment to the Ogden 1990 Stock Option Plan as described in this Proxy Statement; and FOR the approval of the adoption of a CEO Formula Bonus Plan. Each proxy is revocable at any time prior to being voted by delivering a subsequent proxy, by giving written notice to the Secretary of Ogden or by attending the meeting and voting in person, provided that such action must be taken in sufficient time to permit the necessary examination and tabulation of the revocation or the subsequent proxy before the vote is taken.

VOTING SECURITIES

     As of April 8, 1994, the record date for the Annual Meeting, Ogden had outstanding 43,390,781 shares of Common Stock and 55,853 shares of $1.875 Cumulative Convertible Preferred Stock, Partially Participating ('Series A Preferred Stock'), excluding shares held in the corporate treasury. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one-half vote per share on all matters to come before the Annual Meeting, including the election of directors.

     The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the shareholder chooses to do so. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. Each other proposal submitted to the shareholders requires the affirmative vote of the holders of a majority of the votes present at the meeting, in person or by proxy, and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a shareholder properly withholds authority to vote for a particular nominee such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other proposals to be voted upon: (i) if a shareholder abstains from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal; and (ii) shares registered in the names of brokers or other 'street name' nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as 'broker non-votes').

ELECTION OF DIRECTORS -- PROPOSAL NUMBER (1)

     The Ogden Restated Certificate of Incorporation provides for a Board of Directors that is divided into three classes of directors, which are designated Class I, Class II, and Class III, respectively. The directors elected to each Class serve three-year terms. The expiration of the terms of the directors elected in each Class is staggered so that the terms of directors elected to one of the classes expires at each Annual Meeting of Shareholders. The terms of office of directors elected to Class I will expire at the Annual Meeting of Shareholders in 1994, those of the directors elected to Class II will expire at the 1995 Annual Meeting of Shareholders, and those of the directors elected to Class III will expire at the 1996 Annual Meeting of Shareholders.

     The Board of Directors has nominated the five persons named in the table below to serve as the Class I directors for terms of office commencing at the 1994 Annual Meeting of Shareholders and continuing until the 1997 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Ogden has no reason to believe that any such nominee will be unable to serve as a director if elected.

                         NOMINEES FOR CLASS I DIRECTORS

     The following table sets forth certain information concerning the nominees for election as directors. Each of the nominees is presently serving as a director of Ogden.

- -----------------------------------------------------------------------------------------------------------------
                                                                                                           First
                                                                                                           Became
             Name, Age and                Term to                                                            a
           Other Information              Expire                  Principal Occupation (1)                 Director
- -----------------------------------------------------------------------------------------------------------------
David M. Abshire: Age 67                    1994    President,  Center  for Strategic  and International    1987(2)
  Director of Proctor & Gamble Company              Studies.
Norman G. Einspruch: Age 61                 1994    Senior Fellow in Science and Professor of Electrical    1981
  Chairman of Ogden's Audit Committee;              and Computer Engineering, University of Miami.
  Member of Ogden's Management
  Committee, Technology Committee and
  Compensation Committee
Attallah Kappas: Age 67                     1994    Sherman  Fairchild   Professor;   Physician-in-Chief    1988
  Member of Ogden's Management                      Emeritus  and past  Vice President,  The Rockefeller
  Committee and Technology Committee;               University.
  Ogden's Medical Director
Homer A. Neal: Age 51                       1994    Vice  President  for   Research  and  Professor   of    1985
  Member of Ogden's Audit Committee and             Physics, University of Michigan.
  Technology Committee
Stanford S. Penner: Age 72                  1994    Professor   of  Engineering  Physics  and  Director,    1985
  Member of Ogden's Technology                      Center for Energy  & Combustion Research,  Emeritus,
  Committee; Director, Optodyne Corp.               University    of    California    at    San   Diego;
                                                    Editor-in-Chief,   Energy   --   The   International
                                                    Journal, Pergamon Press, Oxford, England.

THE BOARD RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES

                         DIRECTORS WHOSE TERMS CONTINUE

     The following table sets forth certain information concerning directors whose terms are continuing.

- -----------------------------------------------------------------------------------------------------------------
                                                                                                           First
                                                                                                           Became
             Name, Age and                Term to                                                            a
           Other Information              Expire                  Principal Occupation (1)                 Director
- -----------------------------------------------------------------------------------------------------------------
R. Richard Ablon: Age 44                    1995    President and Chief Executive  Officer of Ogden  and    1986
  Member of Ogden's Management                      Chairman   and  Chief  Executive  Officer  of  Ogden
  Committee; Director of Ogden                      Projects, Inc.
  Projects, Inc.
Constantine G. Caras: Age 55                1995    Executive Vice  President and  Chief  Administrative    1990
  Director of Ogden Projects, Inc.;                 Officer, Ogden.
  Director of OMI Corp.
Judith D. Moyers: Age 58                    1995    President,  Public  Affairs  Television,  Inc.; Home    1978
  Member of Ogden's Management                      Economist and Education Specialist.
  Committee and Compensation Committee;
  Director, Paine Webber Family of
  Mutual Funds; Director, Columbia Real
  Estate Investments, Inc.
Robert E. Smith: Age 58                     1995    Partner, Rosenman & Colin, a law firm.                  1990
  Director of Ogden Projects, Inc.;
  Director, The Zweig Fund, Inc., and
  The Zweig Total Return Fund, Inc.
Abraham Zaleznik: Age 70                    1995    Konosuke   Matsushita   Professor   of    Leadership    1978
  Chairman of Ogden's Compensation                  Emeritus, Graduate School of Business
  Committee and Member of Ogden's                   Administration, Harvard University.
  Management Committee; Director of
  American Greetings Inc.; La Chateau
  Stores, Ltd.; Grossman's Inc.; TJX
  Companies; and The Timberland Co.
Ralph E. Ablon: Age 77                      1996    Chairman of the Board, Ogden.                           1962
  Chairman of Ogden's Management
  Committee
Terry Allen Kramer: Age 60                  1996    Self  employed  involving numerous  activities, most    1977
  Director and General Partner of                   notably the production of theatrical ventures.
  Astoria Studios, Inc.; Chairman of
  the Board, American Diversified
  Enterprises, Inc.; Liquidating
  Trustee, Allen and Company
Maria P. Monet: Age 44                      1996    Former Chief Financial Officer, Ogden.                  1986
Frederick Seitz: Age 82                     1996    President Emeritus of The Rockefeller University.       1977
  Chairman of Ogden's Technology
  Committee; Member of Ogden's
  Management Committee and Compensation
  Committee; Director of Profile
  Diagnostic Sciences

(1) Except as set forth below, each named individual has held the specified positions for at least five years and the specified positions have been the principal occupations of the named individuals during the past five years:

         Ralph E. Ablon served as Chief Executive Officer of Ogden prior to May 1990.

         R.  Richard Ablon  has been  President and  Chief Executive  Officer of
         Ogden since May 1990. From January 1987 to May 1990 he served as President, Chief Operating Officer, Operating Services, Ogden. Mr. Ablon has served as Chairman of the Board and Chief Executive Officer of Ogden Projects, Inc. since November 1990.

         Mr. Caras has been Executive Vice President and Chief Administrative Officer of Ogden since July 1990. Since September 1986 Mr. Caras has served as Executive Vice President of Ogden Services Corporation.

         Ms. Monet served as President, Chief Operating Officer, Financial Services, Ogden, from January 1987 to May 1990 and as Chief Financial Officer of Ogden until December 1990.

(2) Dr. Abshire served as an Ogden director from 1978 to 1983.

                      COMMITTEES OF THE BOARD OF DIRECTORS

              Management Committee. The Management Committee's principal functions are to review and evaluate Ogden's strategies, plans, policies and management needed to meet long-range goals and objectives. The Committee makes recommendations to the Board of Directors with respect to nominees for new directors (including nominations submitted in writing to the Secretary of Ogden by shareholders not less than 50 days prior to the Annual Meeting and in compliance with the requirements of Ogden's By-laws) and board committee memberships. The Committee's functions also include evaluating and reviewing Ogden's financial status, reviewing current financial arrangements and current and anticipated financial requirements, advising management with respect thereto and advising and recommending with respect to the purchase, issuance and sale of Ogden securities. There were six meetings of the Management Committee during 1993.

              Compensation Committee. The Compensation Committee, established in May 1992, is composed of four 'disinterested directors' (within the meaning of Rule 16b-3 under the Securities Exchange Act) who are not employees or members of management of Ogden or any of its subsidiaries. The Compensation Committee is responsible for reviewing and approving compensation and benefit plans for Ogden and providing independent judgment as to the fairness of the compensation and benefit arrangements for senior management of Ogden and its subsidiaries. The Compensation Committee administers Ogden's Stock Option Plans, determines the Chief Executive Officer compensation and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of other designated members of senior management of Ogden and its subsidiaries. There were four meetings of the Compensation Committee during 1993.

              Audit Committee. The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting, compliance with Ogden's Corporate Policy of Business Conduct, and both the audit scope and audit fees. There were three meetings of the Audit Committee during 1993.

              Technology Committee. The Technology Committee's principal functions are to collect, review, study and evaluate various changes and innovations in technology, materials and technical services that may be of benefit to Ogden's operations. The Committee also reviews and takes into consideration environmental standards and pollution-control requirements connected with the operation by Ogden of various solid waste-to-energy and other operating facilities across the United States. There were six meetings of the Technology Committee during 1993.

     During 1993 the Board of Directors held six regularly scheduled meetings. Each director attended at least 75% of the aggregate 1993 meetings of the Board and of the committees to which they belonged, except Ms. Kramer and Ms. Monet.

                            DIRECTORS' COMPENSATION

     Each Ogden director who is not an employee of Ogden or an Ogden subsidiary receives an annual director's fee of $9,000 plus $1,500 for each Board of Directors meeting attended. Each such director also receives an annual fee of $12,000 for each committee on which such director serves plus $1,500 for each committee meeting attended. In addition, each such director receives $500 for each day, or portion thereof, spent away from the director's city of residence on special director activities. All directors are reimbursed for expenses incurred in attending Board of Directors and committee meetings. Directors who are employees of Ogden or an Ogden subsidiary receive no additional compensation for serving on the Board of Directors or any committee. Effective December 1, 1993, Dr. Kappas was retained on an independent contractor basis as Ogden's Medical Director and senior advisor, to advise and consult with management on health issues. Dr. Kappas will receive $1,000 per month as a consulting fee. Each non-employee director of Ogden on November 14, 1990 was granted a Director's Stock Option with respect to 25,000 shares of Ogden Common Stock at an exercise price of $18.3125 per share. See 'Ogden's 1990 Stock Option Plan' for a description of the Director's Stock Options.

                        SECURITY OWNERSHIP BY MANAGEMENT

     Information about the ownership of common stock of Ogden and Ogden Projects, Inc. ('OPI') beneficially owned as of March 1, 1994 by each nominee, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers of Ogden as a group is set forth as follows.

- ------------------------------------------------------------------------------------------------------
                                        Beneficial Ownership of            Beneficial Ownership of
                                          Ogden Common Stock                  OPI Common Stock
                                    -------------------------------    -------------------------------
              Name                  Amount (1)       Percentage (2)    Amount (1)       Percentage (2)
- ------------------------------------------------------------------------------------------------------
R. Richard Ablon.................     536,554 (3)       1.23             127,874(9)         *
Ralph E. Ablon...................     313,526            *                  None            *
David M. Abshire.................      15,200 (4)        *                   105            *
Constantine G. Caras.............     238,784 (5)        *                10,437(10)        *
Lynde H. Coit....................      31,000 (6)        *                 7,500(14)        *
Norman G. Einspruch..............      18,000 (4)        *                13,049(8)         *
Rita R. Fraad....................      43,795            *                   718            *
Philip G. Husby..................      53,000 (7)        *                 9,000(14)        *
Attallah Kappas..................      26,640 (4)        *                    25            *
Terry Allen Kramer...............     328,660 (4)        *                33,999(11)        *
Scott G. Mackin..................      95,500 (12)       *                35,500(14)        *
Maria P. Monet...................      30,145            *                25,757(11)        *
Judith D. Moyers.................      16,500 (4)        *                    37            *
Homer A. Neal....................      15,600 (4)        *                     5            *
Stanford S. Penner...............      16,000 (4)(13)    *                 5,025(15)        *
Frederick Seitz..................      15,550 (16)       *                12,525(15)        *
Robert E. Smith..................      16,000 (4)        *                  None            *
Abraham Zaleznik.................      15,700 (4)        *                25,110(11)        *
All officers and directors as a
  group (21 persons) including
  those named above..............   1,904,915 (17)      4.35             306,666(18)        *

 (1) Each individual has sole investment and voting power with respect to all shares except as otherwise noted. No officer or director owns shares of Ogden Series A Preferred Stock.

 (2) Asterisks indicate beneficial ownership of less than 1.0% of the class.

 (3) Includes 200 shares held by Mr. Ablon's wife; 18,000 shares held in trust for his minor children; and 93,354 shares and 225,000 shares subject to presently exercisable options at an exercise price of $14.979 per share and $18.3125 per share, respectively, awarded pursuant to the Ogden 1986 Stock Option Plan. Mr. Ablon has neither investment nor voting power with respect to the shares held by his wife and disclaims any beneficial interest in such shares.

 (4) Includes 10,000 shares for Dr. Kappas and 15,000 shares for each of the other individuals subject to presently exercisable options at an exercise price of $18.3125 per share awarded pursuant to the Ogden 1990 Stock Option Plan.

 (5) Includes 5,000 shares held jointly with his wife as well as 57,500 shares and 75,000 shares subject to presently exercisable options at an exercise price of $14.979 per share and $18.3125 per share, respectively, awarded pursuant to the Ogden 1986 Stock Option Plan. Mr. Caras has shared investment and voting power with respect to the 5,000 shares held jointly with his wife.

 (6) Includes 30,000 shares subject to presently exercisable options at an exercise price of $18.3125 per share awarded pursuant to the Ogden 1986 Stock Option Plan.

 (7) Includes 1,000 shares held jointly with his wife as well as 10,000 shares and 42,000 shares subject to presently exercisable options at an exercise price of $28.2398 per share and $18.3125 per share, respectively, awarded pursuant to the Ogden 1986 Stock Option Plan. Mr. Husby has shared investment and voting power with respect to the 1,000 shares held jointly with his wife.

 (8) Includes 13,000 shares subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Directors' Stock Option Plan.

 (9) Includes five shares held by Mr. Ablon's wife; 2,174 shares held in trust for his minor children; and 125,000 shares subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Employees' Stock Option Plan. Mr. Ablon has neither investment nor voting power with respect to the shares held by his wife and disclaims any beneficial ownership in such shares.

(10) Includes 10,000 shares subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Employees' Stock Option Plan.

(11) Includes 25,000 shares subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Directors' Stock Option Plan.

(12) Includes 10,000 shares and 75,000 shares subject to presently exercisable options at an exercise price of $26.3983 per share and $18.3125 per share, respectively, awarded pursuant to the Ogden 1986 and 1990 Stock Option Plans, respectively.

(13) Dr. Penner shares investment and voting power with his wife with respect to all shares, which are held in a living trust for his children.

(14) Includes 7,500 shares subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Employees' Stock Option Plan for Messrs. Coit and Husby and 35,000 shares for Mr. Mackin.

(15) Includes 5,000 shares for Dr. Penner and 12,500 shares for Dr. Seitz which are subject to presently exercisable options at an exercise price of $11.90 per share awarded pursuant to the OPI Directors' Stock Option Plan.

(16) Includes 350 shares held in trust over which Dr. Seitz has shared voting and investment power with his children and 12,500 shares which are subject to presently exercisable options at an exercise price of $18.3125 per share awarded pursuant to the Ogden 1990 Stock Option Plan.

(17) Includes 816,354 shares subject to presently exercisable options. Does not include approximately 835,000 shares of Ogden common stock which may be voted by Messrs. Caras, Coit, Husby and two other individuals as members of the Investment Committee of Ogden's Group Trust Fund for Profit Sharing Plans. All disclaim any beneficial interest in the shares held by the Trust Fund.

(18) Includes 290,500 shares subject to presently exercisable options.

RATIFICATION OF AUDITORS -- PROPOSAL NUMBER (2)

     Shareholders are requested to ratify the continued appointment of Deloitte & Touche as auditors of Ogden and its subsidiaries for the year 1994. A representative of Deloitte & Touche is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Deloitte & Touche have been Ogden's auditors since 1951. Audit services rendered by Deloitte & Touche for the fiscal year ended December 31, 1993, in addition to the audit of the Consolidated Financial Statements, included review of financial and related information that is to be included in filings with the Securities and Exchange Commission; consultation during the year on matters related to accounting and financial reporting; audits of financial statements of certain subsidiary companies and of employee benefit plans contained in filings required pursuant to ERISA; and meeting with the Audit Committee on matters related to the audit. Although Ogden is not required to submit the selection of auditors to the shareholders for ratification, it has elected to do so. In the event such selection is not ratified, Ogden would consider the selection of other auditors for fiscal years after 1994. However, it would not be possible to replace Deloitte & Touche as auditors for the 1994 fiscal year without significant disruption of Ogden's business.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER (2)

AMENDMENT TO THE OGDEN 1990 STOCK OPTION PLAN -- PROPOSAL NUMBER (3)

     The Ogden 1990 Stock Option Plan (the '1990 Plan') is structured to assist Ogden in attracting, retaining and motivating the best available personnel for the successful conduct of Ogden's business. A maximum of 3,000,000 shares of Ogden Common Stock ('Common Stock') were originally authorized for issuance under the 1990 Plan. Of the shares granted through December 31, 1993, 88% have been granted to individuals other than the named executive officers listed in the Summary Compensation Table. These include 145 employees whose principal responsibilities are focused on the day-to-day management of Ogden's core business activities. Only 237,000 shares remained available for issuance under the 1990 Plan at December 31, 1993.

     Consequently, the Board has adopted and the shareholders are requested to consider and vote upon an amendment to the 1990 Plan to, among other things, increase by 3,200,000 shares the number of shares of Common Stock reserved for issuance under the 1990 Plan. In addition to the foregoing increase in authorized shares, the amendment also adds a new provision limiting the number of shares that may be made subject to Incentive Awards (as defined below) granted under the 1990 Plan to any individual. Under the new provision, no more than 700,000 shares in the aggregate may be made subject to Incentive Awards granted to any individual in any four year period. Furthermore, the amendment ELIMINATES the following provisions from the 1990 Plan:

          (1) the flexibility to set the exercise price of any Incentive Award granted under the 1990 Plan at less than 100% of the fair market value of a share of Common Stock on the date such Incentive Award is granted;

          (2) the ability to replace or reprice any outstanding option;

          (3) the ability to exercise an option through payment of the exercise price in shares of Ogden Common Stock owned by the optionee; and

          (4)  the  authorization   to  grant  Tandem   and  Stand-Alone   Stock
     Appreciation Rights.

     Ogden's strategy is to increase its intrinsic value and ensure premier market positions in the areas of aviation, entertainment, environmental and energy services, and waste-to-energy. Achieving this strategy requires the commitment of employees at all levels and necessitates that we keep our existing talented employees and attract others. On January 19, 1994 the executive officers named in the Summary Compensation Table, Messrs. Ablon, Mackin, Caras, Husby and Coit, were awarded options, subject to shareholder approval of the foregoing amendment, representing 600,000 shares, 200,000 shares, 25,000 shares, 80,000 shares and 100,000 shares, respectively. Their leadership of Ogden and Ogden Projects, Inc. is critical to achieving our growth goals.

     The Compensation Committee of the Board of Directors has determined that option grant reviews with respect to any individual will be made only on a four year cycle and that most of the newly authorized shares will be used for future options granted to employees on a world-wide basis who are not corporate officers but who are given line and operational responsibility which can impact our results. With these newly authorized shares, Ogden will be able to offer significant ownership opportunities to its key employees which will pay off only to the extent that shareholder value is increased. This is the most fundamental way to align employee interests with those of our shareholders.

     In connection with its approval of new shares to be issued under the 1990 Plan, the Board of Directors has approved a significant increase in Ogden's stock repurchase program. The Board of Directors approved an increase in the existing authorization from 2 million to 3.2 million shares. Linkage of these two programs is designed to offset earnings per share dilution for existing shareholders. The Board of Directors expects that the purchase of these shares will be funded by the proceeds derived from the exercise of options issued under Ogden's 1986 and 1990 stock option plans. Nevertheless, Ogden's strong cash flows and overall financial condition provide flexibility as to both price and timing of the repurchase of shares, and enables Ogden to buy shares in advance of the exercise of options, thereby offsetting any dilution. The Board of Directors expects to be able to accomplish this repurchase program without impeding Ogden's growth and market development plans and while still maintaining Ogden's very strong financial position.

     The Board of Directors believes that the proposed amendment to the 1990 Plan increasing the number of shares authorized for issuance under the plan by
3.2 million will satisfy the objectives of attracting and retaining highly capable key employees and motivating them to exert their best efforts on behalf of Ogden and its subsidiaries. The pricing of options at 100% of the fair market value of Ogden Common Stock on the date of grant and the 700,000 share limit for a grant to any one employee in any four-year period are designed, in part, to preserve Ogden's tax deduction upon the exercise of an option, notwithstanding recent revisions to the Internal Revenue Code that limit the ability of publicly-held corporations to take deductions for compensation over $1 million paid to certain executive officers. The Board of Directors also believes that the amendment to eliminate the ability of the Committee to replace or reprice 'underwater' options, the ability of optionees to pay the exercise price upon the exercise of an Option in shares of Ogden Common Stock and the ability of the Committee to grant Tandem and Stand-Alone Stock Appreciation Rights are consistent with the interests of shareholders in narrowly tailoring the design of the 1990 Plan to fit Ogden's present needs and with the manner in which the 1990 Plan has been administered by the Committee in the past.

     Approval of the amendment requires the affirmative vote of the holders of a majority of the votes present at the meeting, in person or by proxy and entitled to vote.

     A summary of the 1990 Plan and the changes contemplated by the proposed amendment is set forth below and is qualified in its entirety by reference to the 1990 Plan as proposed to be amended, attached to this Proxy Statement as Appendix A.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER (3)

                               1990 PLAN SUMMARY

(A) Administration

          The 1990 Plan is administered by the Compensation Committee of the Board of Directors (the 'Committee'). Other than Director's Options, the Committee is authorized to designate from time to time the key employees of Ogden who will be granted options, rights and awards under the 1990 Plan ('Incentive Awards'). The Committee has full authority to administer the 1990 Plan, including authority to interpret and construe the provisions thereof and to adopt rules and regulations as it may deem necessary.

(B) Stock Available for Issuance

          As originally adopted, 3,000,000 shares of Common Stock were available for issuance under the 1990 Plan. All of the originally authorized shares have been used for option grants. If the amendment is adopted as recommended, an additional 3,200,000 shares of Common Stock would be authorized for issuance under the 1990 Plan.

(C) Term

          No Incentive Awards may be granted under the 1990 Plan after October 11, 2000, and no Incentive Award will be exercisable after the expiration of ten years from the date such Incentive Award was granted.

(D) Employee Options

          (i) Options granted under the 1990 Plan shall be identified in an agreement evidencing each option as either a non-qualified stock option ('NQO') or incentive stock option ('ISO') (collectively referred to herein as an 'Option').

          (ii) As originally adopted, the 1990 Plan does not require the exercise price of a non-qualified stock option to be based on the fair market value of Common Stock on the date of grant. If the amendment is adopted, the exercise price of each Option granted under the 1990 Plan shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant (i.e., the average of the high and low sale prices on such date).

          (iii) As originally adopted, the 1990 Plan permitted the replacing or repricing of outstanding Options which had an exercise price greater than the fair market value of the Common Stock. If the amendment is adopted, this feature of the 1990 Plan would be eliminated.

          (iv) As originally adopted, the 1990 Plan permitted an optionee to pay the exercise price of an Option by tendering shares of Common Stock already owned by the optionee. If the amendment is adopted, this feature of the 1990 Plan would be eliminated and optionees would be required to pay the exercise price upon the exercise of an Option in cash.

          (v) As originally adopted, the 1990 Plan did not limit the number of shares of Common Stock permitted to be awarded to any individual pursuant to an Option grant. If the amendment is adopted, the maximum number of shares of Common Stock that could be subject to Options granted to any individual during any four-year period would be limited to 700,000 shares.

(E) Tandem Stock Appreciation Rights ('Tandem SAR') and Stand-Alone Stock Appreciation Rights ('Stand-alone SAR')

          As originally drafted, the 1990 Plan permitted the Committee to grant Stand-Alone SARs and, in connection with any Option, a Tandem SAR with respect to a number of shares of Common Stock not exceeding the number of shares subject to the related Option. In general, the exercise of a Tandem SAR or Stand-Alone SAR by an optionee entitles the optionee to an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, with respect to each share subject thereto, equal to the excess of the value of a share of Common Stock on the exercise date over the exercise price of the related SAR. If the amendment is adopted, the 1990 Plan would no longer permit the granting of Tandem SARs or Stand-Alone SARs.

(F) Limited Stock Appreciation Rights ('LSARs')

          The Committee may grant in connection with any Option an LSAR with respect to a number of shares not exceeding the number of shares subject to the Option. An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control (as defined below) and terminating on the expiration of ninety days after such date. In general, the exercise of an LSAR entitles the Optionee to an amount in cash, with respect to each share subject thereto, equal to the excess of the value of a share of Common Stock on the exercise date over the exercise price of the related Option.

(G) Termination of Employment, Etc.

          In the event that the employment of an optionee terminates (i) for any reason other than Disability, Retirement, Cause (as such terms are defined in the 1990 Plan) or death, Options granted to such optionee, to the extent that they were exercisable at the time of such termination, remain exercisable until the first anniversary of such termination and those not exercisable on such date shall expire; (ii) on account of the Disability or Retirement of the optionee, such optionee is entitled to exercise, at any time until the expiration of the term of such Option, but not more than one year after such optionee's death, Options which were exercisable at the time of such termination or would have become exercisable had the optionee's employment continued until the first anniversary of such termination; (iii) on account of death, such optionee shall be entitled to exercise until the first anniversary of such termination Options which were exercisable at the time of such termination or would have become exercisable had the optionee's employment continued until the first anniversary of such termination; or (iv) for Cause, all outstanding Options granted to such optionee shall expire at the commencement of business on the date of such termination. In no case may an Option be exercised after the expiration of its term.

(H) Directors' Options

          Each non-employee Director of Ogden on November 14, 1990 was granted a Director's Option with respect to 25,000 shares of Common Stock on such date. Any person who is not an employee of Ogden or a subsidiary of Ogden who becomes a Director in the future may be granted a Director's Option with respect to a number of shares of Common Stock determined by the Committee not to exceed 25,000 shares. Such determination shall be made (i) in the case of an individual who becomes a Director by election by the shareholders of Ogden, prior to such election and (ii) in the case of any other individual, prior to such person's appointment or selection to the Board of Directors.
          The per share exercise price of each Director's Option shall be the fair market value of a share of Common Stock on the date on which the Director's Option is granted.
          Directors' Options are exercisable with respect to 20% of the number of shares of Common Stock subject to each such Director's Option upon the first anniversary of the date on which such Director's Option is granted and with respect to an additional 20% of the number of shares of Common Stock subject thereto on each subsequent anniversary of such date.
          In the event that the term of a Director's membership on the Board of Directors terminates for any reason, then (x) any Director's Option granted to such Director, to the extent that it was exercisable at the time of such termination, remains exercisable until the expiration of one year after the termination of such Director's term, at which time such Director's Option expires (Y) a Director's Option granted to such Director to the extent that it was not exercisable at the time of such termination but would have become exercisable during the one-year period following such termination becomes exercisable upon such termination and remains exercisable until the expiration of such one-year period, at which time such Director's Option shall expire. In no case may a Director's Option be exercised after the expiration of its term.

(I) Stock Bonuses

          As originally adopted, the 1990 Plan permitted the grant of bonuses payable in Common Stock and did not limit the number of shares permitted to be awarded to any one individual. If the Amendment is adopted, the maximum number of shares of Common Stock that could be subject to Incentive Awards, including stock bonuses, granted to any individual during any four-year period would be 700,000 shares. Stock bonuses are paid at such times and subject to such conditions as the Committee determines at the time of grant.

(J) Change in Control

          In general, for purposes of the 1990 Plan, the term 'Change in Control' means the acquisition by any person of 20% or more of the voting power of Ogden's outstanding securities, the approval by Ogden's stockholders of an agreement to merge Ogden or to sell substantially all of its assets or the occurrence of certain changes in the membership of the Board of Directors. Upon the occurrence of a Change in Control, each Option outstanding at the time becomes immediately exercisable.

(K) Federal Income Tax Aspects

          An optionee will not be deemed to receive any income at the time a NQO is granted, nor will Ogden be entitled to a deduction at that time. When any part of a NQO is exercised, the optionee will be required to recognize for Federal income tax purposes compensation taxable as ordinary income in an amount equal to the difference between the exercise price of the NQO and the fair market value of the shares received on the exercise of the NQO. Ogden will be entitled to a Federal income tax deduction in an amount equal to the amount of compensation taxable as ordinary income required to be recognized by the optionee.
          Upon any subsequent sale of the shares acquired upon the exercise of any NQO, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss.
          An optionee will not be required to recognize income at the time an ISO is granted or exercised. If an optionee does not dispose of the shares acquired on exercise of an ISO within two years after the grant of the ISO and one year after the exercise of the ISO, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss. In order to receive the favorable ISO income tax treatment described in the preceding sentence, an optionee must exercise his ISO not later than three months after termination of employment, except in the event of death or disability. Otherwise, the ISO will be treated as an NQO.
          If an optionee sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a 'disqualifying disposition', and the optionee is required to recognize income in the year of the 'disqualifying disposition' equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation and the remaining portion will be treated as long-term or short-term capital gains depending on whether the shares were sold more than one year after the ISO was exercised.

          The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code (the 'Code') to include a new Section 162(m), which generally limits the deduction that may be taken by a publicly-held corporation for remuneration paid to the corporation's chief executive officer and its four other most highly compensated executive officers to $1 million, subject to certain exceptions. Ogden expects to be able to rely on one of the exceptions to the new provision, thereby preserving the tax deductions that Ogden would otherwise be entitled to take relating to the exercise of Options granted pursuant to the 1990 Plan.

ADOPTION OF THE CEO FORMULA BONUS PLAN -- PROPOSAL NUMBER (4)

     The Board of Directors has adopted and the shareholders are requested to consider and vote upon the CEO Formula Bonus Plan (the 'Bonus Plan'). The Bonus Plan is a performance-based compensation plan designed to meet the requirements for an exception from the limitations of Section 162(m) of the Code, which limits the corporate Federal income tax deduction that would otherwise be available for compensation paid by Ogden to certain executives in certain circumstances. Set forth below are the material terms of the Bonus Plan.

A) Administration

          The Bonus Plan is administered by the Compensation Committee of the Board of Directors (the 'Committee') which is composed entirely of non-employee outside directors of Ogden who meet the qualification requirements of Section 162(m). The Bonus Plan is based upon Ogden's annual pre-tax return on equity performance. The Committee preestablishes the performance goal under the Bonus Plan for each year before the CEO's services begin for such year and while the outcome is substantially uncertain; reserves the right to terminate the Bonus Plan at any time or to amend it subject to the requirements of Section 162(m); and retains the discretion to reduce any amount payable under the Bonus Plan even if the performance goal is attained. The Bonus Plan shall terminate and become null and void if it is not approved by Ogden's shareholders at the 1994 Annual Meeting.

B) Eligibility

          Participation in the Bonus Plan is limited to the Chief Executive Officer of Ogden.

C) Significant Definitions

          (i) 'Bonus' means the amount approved by the Committee and payable to the CEO in accordance with the Bonus Plan for each Measurement Year.

          (ii) 'Measurement Year' means each calendar year period over which the Company's Pre-Tax ROE Performance Level is measured.

          (iii) 'Pre-Tax Income' for any Measurement Year is the amount of consolidated income from continuing operations before income taxes and minority interest as of the December 31 occurring in such Measurement Year as reported in Ogden's Statements of Consolidated Income.

          (iv) 'Pre-Tax ROE Performance Level' for any Measurement Year means Ogden's Pre-Tax Income achieved in any such Measurement Year divided by Shareholders' Equity for such Measurement Year.

          (v) 'Shareholders' Equity' for any Measurement Year is equal to the total shareholders' equity as of the December 31 occurring in the immediately preceding calendar year, as reported in Ogden's Statements of Shareholders' Equity.

          (vi) 'Target Bonus' for any Measurement Year shall be equal to the CEO's base salary as determined by the Committee prior to the Measurement Year and which becomes effective as of March 1 of the Measurement Year.

D) Determination of Bonus

          The Participant will be eligible for an annual cash Bonus with respect to each Measurement Year based upon Ogden's Pre-Tax ROE Performance Level attained in such Measurement Year. The amount of each Bonus shall be equal to a portion of the Target Bonus. The maximum Bonus payable under the Plan is 150% of Target Bonus. For each Pre-Tax ROE Performance Level, the amount of any Bonus payable is designated in the following table.

            Pre-Tax ROE Performance Level               % Of Target Bonus
<15%.................................................            0
15% to under 20%.....................................           75%
20% to under 25%.....................................          100%
25% to under 30%.....................................          125%
30% or greater.......................................          150%

          The following is an example of how the Bonus Plan calculation works using 1993 as the Measurement Year: Ogden's Pre-Tax Income of $125,501,000 divided by Ogden's Shareholders' Equity of $481,084,000 equals 26.1%. The 26.1% Pre-Tax ROE Performance Level earns 125% of Target Bonus. The Target Bonus of $700,000 multiplied by 125% equals a cash Bonus for the CEO in the amount of $875,000.

          The following table sets forth the amount which would have been received by Ogden's CEO for 1993 if the Bonus Plan had been in effect.

- -----------------------------------------------------------------------------------------------

                                    CEO Formula Bonus Plan
- -----------------------------------------------------------------------------------------------
                               Name and Position                                   Dollar Value
- -----------------------------------------------------------------------------------------------
R. Richard Ablon -- President and Chief Executive Officer.......................     $875,000
Scott G. Mackin -- President and Chief Operating Officer, Ogden Projects,
  Inc. .........................................................................            0
Constantine G. Caras -- Executive Vice President and Chief Administrative
  Officer.......................................................................            0
Philip G. Husby -- Senior Vice President and Chief Financial Officer............            0
Lynde H. Coit -- Senior Vice President and General Counsel......................            0
Executive Group.................................................................      875,000
Non-Executive Director Group....................................................            0
Non-Executive Officer Employee Group............................................            0

     The Board of Directors believes that it would be in the best interest of Ogden and its shareholders to quantify certain components of compensation paid to Ogden's CEO for the tax deductibility exception under Section 162(m) of the Code. Therefore, the Board recommends that shareholders vote FOR the adoption of the CEO Bonus Formula Plan, a performance-based compensation plan designed to meet the exemption requirements of Section 162(m) of the Code. Approval of the CEO Bonus Formula Plan requires the affirmative vote of the holders of a majority of the votes present at the meeting, in person or by proxy, and entitled to vote.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NUMBER (4)

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

     Ogden has designed its executive compensation program to attract, motivate, and retain the best executives available. Toward this end, the executive compensation program provides:

      A base salary program to attract and retain talented executives who demonstrate the qualities required in the Ogden corporate culture and meet the corporation's rigorous goals and standards.

      Annual incentive bonus payments that are highly variable based on personal performance and financial performance relative to realistic market opportunities. These incentive bonuses reward individuals whose performance contributes to achieving strategic, financial and other
      shareholder  objectives.  Bonus  opportunities   are  set  vis-a-vis   the
      executives' potential contribution, not solely based on salary level or pay grade.

      Clear and uncomplicated long-term incentives to encourage equity ownership. The corporation tends not to grant options annually but rather to make periodic grants to reflect expanded roles or to readjust the total compensation mix.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

     The  Committee  increased  Mr.  Ablon's  1994  base  salary  to   $800,000,
representing a 14% increase from his base salary set two years ago (7% annualized) at $700,000, and awarded an $875,000 incentive bonus payable for 1993 performance. On January 19, 1994, the Committee, subject to shareholder approval of the amendment to the Ogden 1990 Stock Option Plan set forth herein, granted to Mr. Ablon a non-qualified stock option with limited stock appreciation rights (LSARs), for 600,000 shares of Ogden Common Stock at an exercise price of $22.50 per share, the average of the high and low sales price of the Common Stock on the date of grant. The LSARs only become exercisable upon a change in control.

     The Committee believes Mr. Ablon should be well compensated in his position as both President and Chief Executive Officer of Ogden Corporation as well as Chairman and Chief Executive Officer of Ogden Projects, Inc., an 84.2%-owned subsidiary of Ogden. The compensation decisions were based on the subjective business judgement of the Committee, and the factors deliberated and considered by the Committee in reaching its decisions are summarized below:

          Financial Performance -- The Committee is pleased with Ogden's steady financial performance. In 1993 Ogden achieved a 15% increase in total revenues and an 11.2% increase in pre-tax income, all while expanding its global services network at a record rate. These long-term investments for global expansion will continue to build intrinsic value in the corporation. A significant part of Ogden's income is represented by its waste-to-energy business. The Wall Street Journal reported that the pollution control industry was the second worst performing group in 1993, with a total return of negative 27%. The Commercial Services Index, the established industry index in which Ogden is placed by Standard and Poors, experienced a negative 3.1% total return in 1993. Despite this difficult environment, Ogden's share price held its ground, with a total return of 5.5%. During the three years since Mr. Ablon became CEO, Ogden achieved a cumulative total return of 45%, compared with 4% and 56% cumulative total returns in the S&P Commercial Services Index and the S&P 500, respectively. The Committee credits Mr. Ablon for Ogden's financial performance and the durability of Ogden's stock price during this period. However, the Committee did not quantitatively assign a weight to these factors.

          Competitive Practice in CEO Compensation -- Ogden operates diverse lines of business and success in its entrepreneurial culture depends on the marketing and financial acumen as well as the creativity of its executives. As such, it competes for executive talent with any number of Fortune 500 companies across all industries. Therefore, the Committee reviews summaries of prevailing CEO compensation practices of Fortune 500 companies in all industries rather than those of companies within a specific industry category. The Committee uses this information to determine a competitive comfort zone for its decisions. The Towers Perrin database of Fortune 500 companies showed Mr. Ablon's combined base salary and bonus payment at the 77th percentile. Based on the 1993 Wall Street Journal/William M. Mercer survey of CEO compensation from 350 proxy statements across industry categories, the sum of Mr. Ablon's base salary and bonus payment approximated the 75th percentile. Yet his total direct compensation package, which includes equity incentives, fell significantly below the Wall Street Journal/William M. Mercer total annual mean average of $3,489,817. The Committee concluded that, while the base and bonus components of the Chief Executive Officer's compensation package are within an acceptable range, the equity incentives granted Mr. Ablon through December 31, 1993 are well below the mean.

          Review of CEO Performance -- In the opinion of the Committee, Mr. Ablon's personal performance as both President and CEO of Ogden has been outstanding and he possesses the unique combination of personal characteristics necessary to lead Ogden. Due to Ogden's diverse services, it is required to operate in multiple and complex competitive markets and is expanding the geographic scope of those markets globally. Mr. Ablon is well suited to these difficult challenges. During 1993 Mr. Ablon accomplished the three goals agreed to early in the year with the Committee. First, Mr. Ablon continued to develop Ogden's strong management team, retaining 96% of key executives and adding several foreign executives to this team. Second, under Mr. Ablon's leadership, Ogden initiated new business in more than 12 foreign countries and surpassed its 1993 gross international sales target. Third, Ogden Projects, Inc., a major subsidiary of Ogden where he serves as Chairman of the Board and Chief Executive Officer, began construction of the new waste-to-energy plant in Montgomery County, Maryland. This project will generate significant income even during the construction phase and brought the total number of new projects under construction to four, during 1993.

- ----------------------------------------------------------
     In the Committee's judgement, the sum of the foregoing factors warranted a 14% increase in Mr. Ablon's base salary from two years ago (7% annualized) and a 9.4% increase of $75,000 in his annual incentive bonus. With respect to equity incentives, the Committee believes that a more aggressive stock option program will better serve the shareholders' interests. The grant of the 600,000 options in 1994 serves to shift Mr. Ablon's total compensation package more towards long-term incentives. The Committee does not intend to grant additional options to Mr. Ablon over the next four years. By granting the full 600,000 up front, the Committee is providing Mr. Ablon an added incentive to realize the full value of Ogden's global expansion strategies from this point forward. This long term incentive pays off only to the extent that Ogden's shareholders' value is increased. The Committee last awarded Mr. Ablon an option grant in 1990 of 375,000 shares.

OTHER EXECUTIVE COMPENSATION

     For  Mr. Mackin,  President and Chief  Operating Officer of  OPI, the Ogden
Projects Compensation Committee (the OPI Committee) decided on a 1994 base salary of $400,000 and a 1993 incentive bonus of $300,000. The OPI Committee also recommended a 200,000 share grant of Ogden non-qualified stock options with LSARs to the Ogden Committee, subject to shareholder approval of the amended plan. Mr. Mackin leads Ogden's key operation, the waste-to-energy business. OPI's 1993 financial performance was remarkably strong with revenues increasing from $466 to $681 million and pre-tax income up 11.8% from 1992. In 1993, OPI expanded the foreign territories in which it holds rights to develop waste-to-energy projects using the proprietary Martin Combustion System, which will enable OPI to develop projects in additional international territories. The Committee unanimously approved the OPI Committee's recommendations.

     The Committee decided on 1994 base salaries for Messrs. Caras, Husby and Coit in the amounts of $265,000, $236,250 and $222,500, respectively, and annual bonus amounts reflected in the Summary Compensation Table, for 1993 performance. On January 19, 1994, the Committee, subject to shareholder approval of the amendments to the Ogden 1990 Stock Option Plan, also awarded non-qualified stock options with LSARs for 25,000, 80,000 and 100,000 shares to Messrs. Caras, Husby and Coit, respectively, at an exercise price of $22.50, the average of the high and low sales prices of the Common Stock on the date of grant. These decisions were made based on the Committee's subjective business judgement. In arriving at these decisions, the Committee considered individual contributions during 1993, as well as significant changes in roles and responsibilities, and reviewed summaries of executive compensation surveys published by leading compensation consulting firms.

     With respect to 1993 contributions and responsibilities, the Committee concluded that each played a pivotal role in Ogden's overall financial and strategic performance. Mr. Caras, in addition to his role as Chief Administrative Officer of Ogden Corporation, oversees operation of the Government Systems business, which won several new contracts during 1993. His responsibilities were further increased on January 1, 1994, when he was given operations oversight of an additional business unit, Ogden Facility Services. Mr. Husby, as Chief Financial Officer, completed the transition period of restructuring the former Ogden Financial Services Company and effectively incorporated the functions of that operation into Ogden Corporation without replacing the former executives. Mr. Coit, as General Counsel of Ogden Corporation, combined his legal and financial expertise in finalizing business arrangements with the Walt Disney Company, which allowed the Arrowhead Pond of Anaheim to become operational in 1993.

     In reviewing competitive pay levels, the base salary and bonus awards of Messrs. Caras, Husby and Coit ranged near the 75th percentile of comparable positions in other Fortune 500 companies. The value of equity incentives generally fell short of the 50th percentile, based on a comparison compiled by Towers Perrin of Fortune 500 stock option plans. The grant of the 1994 options, if approved by the shareholders, will serve to increase the competitiveness of the named executive officers' equity incentives and shift the mix of their compensation more towards long-term performance rewards. In determining the number of options to grant, the Committee considered existing options and decided to equalize the total number of options granted to each. The 1994 grants raise the total number of options to 150,000 each for Messrs. Caras, Husby and Coit.

POLICY REGARDING DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Prudent evaluation of management's performance should balance assessment of quantifiable measures as well as thoughtful qualitative judgements. It would not be in the shareholders' best interests to reduce compensation decisions solely to a series of formulas that could act as a disincentive to considering intangible matters of managerial judgement. Conversely, failing to quantify certain components of compensation paid to executive officers for the tax deductibility exception under new IRS rules would be an equal disservice to the shareholders. Therefore, Ogden's policy regarding deductibility of executive pay in excess of $1 million is to preserve the tax deductibility of the CEO's annual incentive bonus and stock options by qualifying these two components of compensation as performance-based under the new IRS rules. The new CEO Formula Bonus Plan and the amendment to the 1990 Ogden Stock Option Plan, both of which were adopted by the Committee and the Board, subject to shareholder approval, are described above.

BENEFIT PLANS AND PROFIT SHARING

     The Committee made no changes to employee benefit plans. The Committee authorized a profit sharing cash payment equal to 10% of annual covered compensation for each eligible employee. Employees who had previously participated in the Ogden Corporation Profit Sharing Plan prior to its merger in 1989 are eligible for the cash payment. All payments are taxed as ordinary income.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Abraham Zaleznik, Chairman
Norman G. Einspruch
Judith Davidson Moyers
Frederick Seitz

                               PERFORMANCE GRAPHS

     The following performance graphs reflect the cumulative total return on Ogden's Common Stock as compared with the cumulative total return on the S & P 500 Composite Stock Price Index and the S&P Commercial Services Index for the last five fiscal years (Graph I) and last three fiscal years (Graph II). The graphs assume that the value of the initial investment in Ogden Common Stock and in each index was $100 and that all dividends were reinvested.



                                    GRAPH I
                    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                             [PERFORMANCE GRAPH I]


                 12/31/88     12/31/89     12/31/90     12/31/91     12/31/92    12/31/93
                 ________     ________     ________     ________     ________    ________
                                               D O L L A R S
S&P 500......... 100          132          128          166          179         197
S&P Commercial
  Services...... 100          109           91           99           99          95
Ogden........... 100          116           72           83           98         104


                                    GRAPH II
                    COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN

                             [PERFORMANCE GRAPH II]

                 12/31/90     12/31/91     12/31/92     12/31/93
                 ________     ________     ________     ________
                                D O L L A R S
S&P 500......... 100          130          140          156
S&P Commercial
  Services...... 100          109          108          104
Ogden........... 100          115          137          145

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the aggregate cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to the Chief Executive Officer of Ogden and each of Ogden's four other most highly compensated executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

- ----------------------------------------------------------------------------------------------------------------------
                                                                     Annual Compensation (1)
                Name and                    --------------------------------------------------------------------------
                Principal                                                      Other Annual             All Other
                Position                    Year     Salary      Bonus      Compensation (2)(3)    Compensation (3)(4)
- ----------------------------------------------------------------------------------------------------------------------
R. Richard Ablon,                           1993    $700,000    $875,000         $ 107,192(5)           $ 165,124
  President and Chief Executive Officer,    1992     700,000     800,000            89,353                207,763
  Ogden and Chairman and Chief Executive    1991     500,000     700,000
  Officer of Ogden Projects, Inc., an
  84.2%-owned subsidiary of Ogden
Scott G. Mackin,(6)                         1993     325,000     300,000                                   66,209
  President and Chief Operating Officer,    1992     250,000     225,000                                   55,870
  Ogden Projects, Inc., an 84.2%-owned      1991
  subsidiary of Ogden
Constantine G. Caras,                       1993     250,000     150,000                                   53,380
  Executive Vice President and Chief        1992     230,000     135,000                                   48,609
  Administrative Officer, Ogden             1991     215,000     125,000
Philip G. Husby,                            1993     225,000     140,000                                   41,771
  Senior Vice President and Chief           1992     210,000     125,000                                   44,686
  Financial Officer, Ogden                  1991     200,000     115,000
Lynde H. Coit,                              1993     212,000     125,000            57,026(7)              36,230
  Senior Vice President and General         1992     204,000     110,000            53,282                 40,090
  Counsel, Ogden                            1991     194,250      95,000

(1) Includes annual compensation awarded to, earned by or paid to the individual during each year that he served as an executive officer of Ogden.

(2) The amounts in this column represent personal benefits which in the aggregate exceeded the lesser of $50,000 or 10% of the executive's combined salary and bonus.

(3) In accordance with applicable rules, information with respect to fiscal year 1991 is not included.

(4) Includes, for the fiscal year ending December 31, 1993: (i) 401(K) matching contributions credited to the account balances of Messrs. Ablon, Caras, Husby and Coit in the amount of $0, $7,075, $7,075 and $7,075, respectively, under the Ogden Profit Sharing Plan and an annual contribution in the amount of $21,006 to Mr. Mackin under the Ogden Projects Profit Sharing Plan; (ii) as a result of contribution limitations imposed by the terms of the Ogden Projects Profit Sharing Plan and the Internal Revenue Code, a special discretionary cash payment was made to Mr. Mackin in the amount of $42,937, and as a result of Internal Revenue Service compensation limitations and the participation by Messrs. Ablon, Caras, Husby and Coit in the Ogden Corporation Profit Sharing Plan prior to its merger in 1989, a cash payment was made to each of the foregoing executive officers in the amounts of $160,840, $32,957, $29,534 and $27,342, respectively; and (iii) insurance premiums paid with respect to life insurance coverage for each of Messrs. Ablon, Mackin, Caras, Husby and Coit in the amounts of $4,284, $2,266, $13,348, $5,162 and $1,813, respectively.

(5) Of this amount, $18,291 represents reimbursement for medical expenses incurred by Mr. Ablon and his family in 1993 and $77,303 represents a charge for use of the Ogden airplane in 1993.

(6) Mr. Mackin's compensation is paid directly by Ogden Projects, Inc. for services rendered to Ogden Projects, Inc. and its subsidiaries. Mr. Mackin was not an executive officer of Ogden during 1991.

(7) Of this amount, $46,813 represents reimbursement for medical expenses incurred by Mr. Coit and his family in 1993.

                               STOCK OPTION TABLE

     The following table sets forth information with respect to the named executive officers of Ogden concerning the exercise of Ogden and Ogden Projects, Inc. (OPI) stock options during 1993 and the value of unexercised stock options held as of the end of 1993.

                    Ogden Corporation Aggregated Option Exercises in 1993 and Fiscal Year-End Option Values
- --------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Value of Unexercised
                                                                     Number of Unexercised             In-the-Money Options
                           Number of Securities                        Options at FY-End                   at FY-End (4)
                            Underlying Options       Value       -----------------------------     -----------------------------
         Name                   Exercised           Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
- --------------------------------------------------------------------------------------------------------------------------------
R. Richard Ablon.......            6,646            $54,138 (1)    318,354(2)       150,000        $1,843,275        $ 721,875
                                       0                  0        125,000(3)             0           551,563                0
Scott G. Mackin........                0                  0         85,000(2)        50,000           360,938          240,625
                                       0                  0         35,000(3)             0           154,438                0
Constantine G. Caras...                0                  0        132,500(2)        50,000           829,333          240,625
                                       0                  0         10,000(3)             0            44,125                0
Philip G. Husby........                0                  0         52,000(2)        28,000           202,125          134,750
                                       0                  0          7,500(3)             0            33,094                0
Lynde H. Coit..........                0                  0         30,000(2)        20,000           144,375           96,250
                                       0                  0          7,500(3)             0            33,094                0

(1) Based upon the difference between the exercise price and the average of the high and low sale prices of Ogden Common Stock on the New York Stock Exchange Composite Tape on the date of exercise.

(2) Represents options to purchase shares of Common Stock of Ogden granted under the Ogden Stock Option Plans.

(3) Represents options to purchase shares of Common Stock of OPI granted under the OPI Stock Option Plan.

(4) Computed based upon the difference between the exercise price and the average of the high and low sale prices of Ogden and OPI Common Stock on the New York Stock Exchange Composite Tape on December 30, 1993.

                          OGDEN EXECUTIVE PENSION PLAN

     The Executive Pension Plan is a non-tax-qualified pension plan that is generally not subject to the provisions of the Employee Retirement Income Security Act of 1974. Ogden makes annual contributions to a trust established pursuant to the Executive Pension Plan, as determined by Ogden's actuary, which are deposited with The Bank of New York pursuant to a grantor trust agreement between Ogden and The Bank of New York. Ogden does not have access to or use of the trust assets; however, the assets may be subject to the claims of Ogden's general creditors in the event of its insolvency or bankruptcy. Amounts payable under the Executive Pension Plan are generally included in the recipient's income only when actually paid.

     All executive officers of Ogden, including those listed in the Summary Compensation Table (except Mr. Mackin), are eligible to participate in the Executive Pension Plan and are entitled to a retirement benefit, subject to certain offsets, equal to 1.5% of the executive's final average compensation for the five consecutive highest paid years out of the executive's last ten years preceding retirement multiplied by the executive's years of service. An eligible executive becomes fully vested and entitled to a benefit under the Executive Pension Plan Trust upon the completion of five years of service, unless the executive was a participant in Ogden's prior pension plan on December 31, 1988, in which event the executive is automatically fully vested.

     Pursuant to the provisions of the Executive Pension Plan, the lump-sum equivalent of the annual benefit reflected in the following table will be distributed to the executive in one cash payment upon retirement, subject to offset by any amounts previously distributed to such executive as a result of the prior termination of Ogden's pension and supplemental pension plans and subject to an early retirement reduction of 6% per year prior to age 65. The amount distributed will be treated by the executive as ordinary income at the time of distribution. Messrs. Ablon, Caras, Husby and Coit had average earnings for the past five years of $1,434,890, $592,366, $344,631 and $331,532, respectively. As of December 31, 1993, the foregoing individuals have accrued 23, 18, 7 and 5 years of service, respectively, under the plan and a net lump-sum benefit accrual in the amount of $16,354, $0, $1,757 and $1,934, respectively. Scott G. Mackin is not eligible for benefits under the Ogden Executive Pension Plan.

- -------------------------------------------------------------------------------------------------------------
  Average Annual
   Earnings in 5
Consecutive Highest
 Paid Years Out of                                Estimated Maximum Annual Retirement Benefits
   Last 10 Years                                           Based on Years of Service
     Preceding                                       (Subject to Offset as Described Above)
    Retirement                        5          10         15         20         25         30         35
- -------------------------------------------------------------------------------------------------------------
    $   300,000       ...........  $ 22,500   $ 45,000   $ 67,500   $ 90,000   $112,500   $135,000   $157,500
        350,000       ...........    26,250     52,500     78,750    105,000    131,250    157,500    183,750
        400,000       ...........    30,000     60,000     90,000    120,000    150,000    180,000    210,000
        450,000       ...........    33,750     67,500    101,250    135,000    168,750    202,500    236,250
        500,000       ...........    37,500     75,000    112,500    150,000    187,500    225,000    262,500
        600,000       ...........    45,000     90,000    135,000    180,000    225,000    270,000    315,000
        700,000       ...........    52,500    105,000    157,500    210,000    262,500    315,000    367,500
        800,000       ...........    60,000    120,000    180,000    240,000    300,000    360,000    420,000
      1,000,000       ...........    75,000    150,000    225,000    300,000    375,000    450,000    525,000
      1,400,000       ...........   105,000    210,000    315,000    420,000    525,000    630,000    735,000
      1,600,000       ...........   120,000    240,000    360,000    480,000    600,000    720,000    840,000

                                OPI PENSION PLAN

     Scott G. Mackin participates in the OPI Pension Plan, a tax-qualified defined benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974. Under the OPI Pension Plan each participant who meets the plan's vesting requirements will be provided with an annual benefit at or after age 65 equal to 1.5% of the participant's average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years immediately preceding his retirement date or termination date during which such average is highest, multiplied by his total years of service with OPI and any affiliate of OPI. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other noncash compensation. A plan participant who is at least age 55 and who retires after completion of at least 10 years of employment with OPI or any affiliate of OPI receives a benefit equal to the amount he would have received if he had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commenced receiving benefits and the date he would have received benefits if he had not retired prior to age 65.

     Mr. Mackin also participates in the OPI Supplemental Deferred Benefit Plan (the 'OPI Supplemental Plan'), a deferred compensation plan which is not qualified for federal income tax purposes and which provides that, in the event that the annual retirement benefit of any participant in the OPI Pension Plan determined pursuant to such plan's benefit formula cannot be paid because of certain limits on annual benefits and contributions imposed by the Code, the amount by which such benefit must be reduced will be paid to the participant from OPI's general assets.

     The following table shows the estimated annual retirement benefits payable in the form of a life annuity at age 65 under the OPI Pension Plan and the OPI Supplemental Plan. These benefits are not subject to any deduction for Social Security benefits. Mr. Mackin has 7.5 years of credited service under the OPI Pension Plan as of December 31, 1993 and had annual average earnings for the last five years of $392,493.

     In order to comply with Code regulations concerning certain non-discriminatory tests, the OPI Pension Plan was amended, effective as of January 1, 1994. As amended, the plan provides that all additional benefit accruals under the plan shall cease effective as of December 31, 1993 and that all accrued benefits under the plan shall be frozen as of December 31, 1993. OPI is seeking regulatory or legislative clarification of such tests that would permit benefit accruals to recommence in 1994.

- ---------------------------------------------------------------------------------------------------------------
  Average Annual
   Earnings in 5
Consecutive Highest
 Paid Years Out of
   Last 10 Years                                         Estimated Annual Retirement Benefits
     Preceding                                                Based on Years of Service
    Retirement                            5        10         15         20         25         30         35
- ---------------------------------------------------------------------------------------------------------------
     $ 300,000        ...............  $22,500   $45,000   $ 67,500   $ 90,000   $112,500   $135,000   $157,500
       325,000        ...............   24,375    48,750     73,125     97,500    121,875    146,250    170,625
       350,000        ...............   26,250    52,500     78,750    105,000    131,250    157,500    183,750
       375,000        ...............   28,125    56,250     84,375    112,500    140,625    168,750    196,875
       400,000        ...............   30,000    60,000     90,000    120,000    150,000    180,000    210,000
       425,000        ...............   31,875    63,750     95,625    127,500    159,375    191,250    223,125
       525,000        ...............   39,375    78,750    118,125    157,500    196,875    236,250    275,625
       625,000        ...............   46,875    93,750    140,625    187,500    234,375    281,250    328,125

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

     Employment Contracts

  (A) R. Richard Ablon is employed by Ogden as its President and Chief Executive Officer pursuant to an employment agreement which became effective as of January 1, 1991 and continues through December 31, 1995. Commencing December 31, 1991 and each December 31 thereafter, the term of the agreement is automatically extended an additional one year period until Mr. Ablon reaches his normal retirement date and year to year thereafter. Either party may elect not to extend the term for an additional one year period by written notice given to the other at least sixty days prior to December 31, 1994 or any subsequent December 31, in which event the agreement would continue in effect until the expiration of its then existing term, at which time Mr. Ablon's employment would terminate. The annual salary under the agreement is fixed at a minimum of $500,000 with an annual incentive bonus in such amount as determined by the Board of Directors. If Mr. Ablon's employment is terminated by Ogden or if Mr. Ablon terminates employment for good reason (as described in the agreement) then
 Mr. Ablon would be entitled to a cash payment equal to five times the average of his salary and bonus paid during the term of the agreement.

   (B) Mr. Mackin is employed by Ogden Projects, Inc. ('OPI') pursuant to an employment agreement dated as of January 1, 1994 (the 'Employment Agreement'). The Employment Agreement provides for a minimum annual salary in the amount of $400,000 plus an annual incentive bonus in such amount as may be fixed by the Board of Directors of OPI. The Employment Agreement is for a three-year term commencing January 1, 1994 and continuing through December 31, 1996 and year to year thereafter, subject to the right of either Mr. Mackin or OPI to terminate such employment on December 31, 1994 or any subsequent December 31, upon at least sixty days prior written notice. The Employment Agreement also provides that if the employee terminates employment for good reason (as defined in the agreement) or if the employee's employment is terminated by OPI for any reason other than for cause (as defined in the agreement) then the employee is entitled to a severance payment equal to three times the employee's annual salary and bonus at the time of such termination.

   (C) Mr. Caras is employed by Ogden as its Executive Vice President and Chief Administrative Officer pursuant to an employment agreement which became effective as of January 1, 1991 and continues through December 31, 1995, and from year to year thereafter, subject to the right of either party to terminate such employment as of December 31, 1995, or any subsequent December 31, upon at least sixty days prior written notice. The annual salary under the agreement is fixed at a minimum of $200,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Ogden terminates the employment of Mr. Caras for any reason other than for cause (as defined in the agreement) or if Mr. Caras terminates employment for good reason (as defined in the agreement), then Mr. Caras is entitled to a cash payment equal to three times his annual salary and bonus at the time of such termination.

  (D) Mr.  Husby is  employed by Ogden as its Senior Vice President and Chief
 Financial  Officer  pursuant  to  an  employment  agreement  which   became
 effective as of July 2, 1990 and continues through December 31, 1995 and year to year thereafter subject to the right of either party to terminate such employment as of December 31, 1995, or any subsequent December 31, upon sixty days prior written notice. The annual salary under the agreement is set at a minimum of $185,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Ogden terminates the employment of Mr. Husby for any reason other than for cause (as defined in the agreement) or if Mr. Husby terminates employment for good reason (as defined in the agreement), then Mr. Husby is entitled to a cash payment equal to three times his annual salary and bonus at the time of such termination.

  (E) Mr. Coit is employed by Ogden as its Senior Vice President and General Counsel pursuant to an employment agreement which became effective as of January 30, 1990 and continues through April 1, 1994, provided, however, commencing on April 1, 1990 and each April 1 thereafter, the term thereof is automatically extended an additional one year period unless terminated by Ogden upon ninety days prior written notice. Mr. Coit's annual salary under the agreement will be no less than his base salary in 1989 plus an incentive bonus in such amount as determined by the Board of Directors. The agreement provides that if Mr. Coit is terminated by Ogden without cause or resigns for good reason (as defined in the agreement), Ogden will (a) pay Mr. Coit an amount equal to his current monthly salary plus one-twelfth his incentive bonus for the 12-month period ending on the December 31 immediately preceding his date of termination or resignation, times the lesser of (i) 12 plus 2 for each twelve months of service, or (ii) 36; (b) purchase Mr. Coit's home for its original purchase price; and (c) continue his benefits for a number of months equal to the number of months of pay which Mr. Coit would be entitled during the period of time set forth under
 (a) above.

     Limited Stock Appreciation Rights

     Ogden's 1986 and 1990 Stock Option Plans (the 'Plans') permit, in connection with the grant of an option award, the grant of tandem limited stock appreciation rights ('LSARs'). In general, the exercise of an LSAR by an optionee entitles the optionee to an amount in cash, with respect to each share subject thereto, equal to the excess of the value of a share of Ogden common stock (determined in accordance with the Plans) on the exercise date over the exercise price of the related option award. An LSAR is exercisable only during the period commencing the first day following the occurrence of a Change in Control (as defined in each optionee Stock Option Agreement) and terminating on the expiration of ninety days after such date. In general, the term 'Change in Control' means the acquisition by any person of 20% or more of the voting power of Ogden's outstanding securities, the approval by Ogden's stockholders of an agreement to merge Ogden or to sell substantially all of its assets or the occurrence of certain changes in the membership of the Ogden Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The maximum amount outstanding during 1993 pursuant to a loan made by Ogden in 1989 to Mr. Coit, Senior Vice President and General Counsel of Ogden, to assist Mr. Coit in the purchase of a home in connection with his relocation at that time was $290,000. The loan is evidenced by a demand note, bearing interest at the rate of 8% per annum and is secured by a second mortgage on the premises. As of December 31, 1993 there was an outstanding balance of $290,000.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Ogden's directors, executive officers and persons who beneficially own more than 10% of any class of Ogden's equity securities ('Reporting Persons') to file certain reports concerning their beneficial ownership and changes in their beneficial ownership of Ogden's equity securities. Ogden believes that during fiscal 1993 all Reporting

Persons complied with their Section 16(a) filing requirements, except that Mr. Mackin and Mr. Kappas each filed a late Form 4 reporting a single purchase transaction in Ogden Common Stock.

                                 OTHER MATTERS

     Ogden has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to any such matters.

     Any proposals of shareholders to be presented at Ogden's Annual Meeting in 1995 must be received at Ogden's principal executive offices, Two Pennsylvania Plaza, New York, New York 10121, Attn: Vice President and Secretary, not later than December 15, 1994.

                                                                      SCHEDULE A

                               OGDEN CORPORATION
                             1990 STOCK OPTION PLAN
                          AS ADOPTED OCTOBER 11, 1990

                  AMENDED AND RESTATED AS OF JANUARY 19, 1994

                               TABLE OF CONTENTS

  1.  Purpose of the Plan.................................................................................     A-1
  2.  Definitions.........................................................................................     A-1
           Board of Directors.............................................................................     A-1
           Cause..........................................................................................     A-1
           Change in Control..............................................................................     A-1
           Code...........................................................................................     A-1
           Committee......................................................................................     A-1
           Common Stock...................................................................................     A-1
           Company........................................................................................     A-1
           Director.......................................................................................     A-1
           Director's LSAR................................................................................     A-2
           Director's Option..............................................................................     A-2
           Disability.....................................................................................     A-2
           Exchange Act...................................................................................     A-2
           Fair Market Value..............................................................................     A-2
           Incentive Award................................................................................     A-2
           Incentive Stock Option.........................................................................     A-2
           LSAR...........................................................................................     A-2
           Non-Qualified Stock Option.....................................................................     A-2
           Ogden..........................................................................................     A-2
           Option.........................................................................................     A-2
           Participant....................................................................................     A-2
           Person.........................................................................................     A-2
           Plan...........................................................................................     A-2
           Retirement.....................................................................................     A-2
           Securities Act.................................................................................     A-2
           Stock Bonus....................................................................................     A-2
           Subsidiary.....................................................................................     A-2
  3.  Stock Subject to the Plan and Certain Individual Limitations........................................     A-3
  4.  Administration of the Plan..........................................................................     A-3
  5.  Eligibility.........................................................................................     A-4
  6.  Options.............................................................................................     A-4
           Identification of Options......................................................................     A-4
           Exercise Price.................................................................................     A-4
           Term and Exercise of Options...................................................................     A-4
           Limitations on Grant of Incentive Stock Options................................................     A-5
           Effect of Termination of Employment............................................................     A-5
           Consequences Upon Change in Control............................................................     A-6
           Cash Bonuses and Loans.........................................................................     A-6
  7.  Limited Stock Appreciation Rights...................................................................     A-6
           Benefit Upon Exercise..........................................................................     A-6
           Term and Exercise of LSARs.....................................................................     A-7
  8.  Director's Options and Director's LSARs.............................................................     A-7
           Grant of Director's Options....................................................................     A-7
           Identification of Director's Options...........................................................     A-7
           Exercise Price.................................................................................     A-8
           Term and Exercise of Options...................................................................     A-8
           Acceleration of Exercise Date Upon Change in Control...........................................     A-8
           Effect of Termination of Director's Term.......................................................     A-8

           Director's LSARs...............................................................................     A-8
  9.  Stock Bonuses.......................................................................................     A-9
 10.  Adjustment Upon Changes in Common Stock.............................................................    A-10
           Shares Available for Grants....................................................................    A-10
           Outstanding Options, LSARs, Director's Options and Director's LSARs -- Increase or Decrease in
            Issued Shares Without Consideration...........................................................    A-10
           Outstanding Options, LSARs, Director's Options and Director's LSARs -- Certain Mergers.........    A-10
           Outstanding Options, LSARs, Director's Options and Director's LSARs -- Certain Other
            Transactions..................................................................................    A-10
           Outstanding Options, LSARs -- Other Changes....................................................    A-11
           No Other Rights................................................................................    A-11
 11.  Rights as a Stockholder.............................................................................    A-11
 12.  No Special Employment Rights; No Right to Incentive Award...........................................    A-11
 13.  Securities Matters..................................................................................    A-11
 14.  Withholding Taxes...................................................................................    A-12
           Cash Remittance................................................................................    A-12
           Stock Remittance...............................................................................    A-12
           Stock Withholding..............................................................................    A-12
           Participants Subject to Section 16(b)..........................................................    A-12
           Timing and Method of Elections.................................................................    A-13
 15.  Amendment of the Plan...............................................................................    A-13
 16.  No Obligation to Exercise...........................................................................    A-13
 17.  Transfers Upon Death................................................................................    A-13
 18.  Expenses and Receipts...............................................................................    A-13
 19.  Failure to Comply...................................................................................    A-14
 20.  Effective Date and Term of Plan.....................................................................    A-14

1. Purpose of the Plan

     This Ogden Corporation 1990 Stock Option Plan is intended to promote the interests of the Company by providing the employees of the Company and non-employee directors of Ogden Corporation, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

2. Definitions

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) 'Board of Directors' shall mean the Board of Directors of Ogden.

     (b) 'Cause,' when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company on account of (i) the willful and continued failure by the Participant substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in gross misconduct which could reasonably be expected to be materially and demonstrably injurious to the Company. For purposes of this Section 2(b), no act, or failure to act, on a Participant's part shall be considered 'willful' unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

     (c) 'Change in Control' shall mean:

          (i) any Person (an 'Acquiring Person') becomes the 'beneficial owner' (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a 'Beneficial Owner'), directly or indirectly, of securities of Ogden representing 20% or more of the combined voting power of the Ogden's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

          (ii) Ogden's stockholders approve an agreement to merge or consolidate Ogden with another corporation, or an agreement providing for the sale of substantially all of the assets of Ogden to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, Ogden; or

          (iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

The Committee may, in its absolute discretion, define the term Change in Control to mean, with respect to any Incentive Award (other than any Director's Option or Director's LSAR), the occurrence of any one or more of the events described in clauses (i) -- (iii) of this Section 2(c).

     (d) 'Code' shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) 'Committee' shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

     (f) 'Common Stock' shall mean Ogden's common stock, $.50 par value per share.

     (g) 'Company' shall mean Ogden and each of its Subsidiaries.

     (h) 'Director' shall mean a member of the Board of Directors of Ogden who is not at the time of reference an employee of the Company and who is entitled to receive an Incentive Award pursuant to Section 8 hereof.

     (i) 'Director's LSAR' shall mean a limited stock appreciation right which is granted pursuant to the provisions of Section 8 hereof and which relates to a Director's Option. Each Director's LSAR shall be exercisable only in the alternative to the exercise of its related Director's Option.

     (j) 'Director's Option' shall mean an option to purchase shares of Common Stock of Ogden granted pursuant to Section 8 hereof. Each Director's Option shall be identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

     (k) 'Disability' shall mean a condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him.

     (l) 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

     (m) the 'Fair Market Value' of a share of Common Stock with respect to any day shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or
(iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Committee.

     (n) 'Incentive Award' shall mean an Option, LSAR, Stock Bonus, Director's Option or Director's LSAR granted pursuant to the terms of the Plan.

     (o) 'Incentive Stock Option' shall mean an Option which is an 'incentive stock option' within the meaning of Section 422A of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

     (p) 'LSAR' shall mean a limited stock appreciation right which is granted pursuant to the provisions of Section 7 hereof and which relates to an Option. Each LSAR shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to the exercise of its related Option.

     (q) 'Non-Qualified Stock Option' shall mean (i) an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced or (ii) a Director's Option.

     (r) 'Ogden' shall mean Ogden Corporation, a Delaware corporation, and its successors.

     (s) 'Option' shall mean an option to purchase shares of Common Stock of Ogden granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

     (t) 'Participant' shall mean an employee of the Company or a Director who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

     (u) 'Person' shall mean a 'person,' as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

     (v) 'Plan' shall mean this Ogden Corporation 1990 Stock Option Plan, as it may be amended from time to time.

     (w) 'Retirement' shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

     (x) 'Securities Act' shall mean the Securities Act of 1933, as amended.

     (y) 'Stock Bonus' shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

     (z) 'Subsidiary' shall mean any 'subsidiary corporation' within the meaning of Section 425(f) of the Code.

3. Stock Subject to the Plan and Certain Individual Limitations

     Under the Plan, the Committee may grant to Participants other than Directors (i) Options, (ii) LSARs and (iii) Stock Bonuses. In addition, Directors will be granted Director's Options and Director's LSARs pursuant to the provisions of Section 8 hereof.

     Subject to adjustment as provided in Section 10 hereof, the Committee may grant Options under the Plan to Participants under the Plan, and Director's Options shall be granted to Directors as provided in Section 8 hereof, with respect to a number of shares of Common Stock that in the aggregate does not exceed 6,200,000 shares. The grant of an LSAR or Director's LSAR shall not reduce the number of shares of Common Stock with respect to which Options or Director's Options may be granted pursuant to the Plan.

     Subject to adjustment as provided in Section 10 hereof, the maximum number of shares of Common Stock with respect to which Incentive Awards may be granted under this Plan to any one Participant shall not exceed 700,000 shares in the aggregate during any period of four consecutive calendar years commencing on or after January 1, 1994. Each share subject to an Option or Director's Option and to a related LSAR or Director's LSAR, respectively, shall only count as a single share for purposes of this limitation.

     In the event that any outstanding Option expires, terminates or is cancelled for any reason (other than pursuant to Paragraph 7(b)(2) hereof), the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Plan. In the event that an outstanding Option is cancelled pursuant to Paragraph 7(b)(2) hereof by reason of the exercise of an LSAR, the shares of Common Stock subject to the cancelled portion of such Option shall not again be available for grants under the Plan. In the event that any outstanding Director's Option expires, terminates or is cancelled for any reason (other than pursuant to Paragraph 8(g)(ii)(B) hereof), the shares of Common Stock subject to the unexercised portion of such Director's Option shall again be available for grants under the Plan. In the event that an outstanding Director's Option is cancelled pursuant to Paragraph 8(g)(ii)(B) hereof by reason of the exercise of a Director's LSAR, the shares of Common Stock subject to the cancelled portion of such Director's Option shall not again be available for grants under the Plan.

     Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4. Administration of the Plan

     The Plan shall be administered by a Committee of the Board of Directors consisting of three or more persons, each of whom shall be a 'disinterested person' within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Code. Subject to Section 3 hereof, the Committee shall from time to time designate the key employees of the Company who shall be granted Incentive Awards and the amount and type of such Incentive Awards, other than Director's Options and Director's LSARs, which shall be granted pursuant to Section 8 hereof.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties; provided, however, that the Committee shall have no authority or discretion with respect to Section 8 hereof to the extent such authority could cause the Participants granted Incentive Awards pursuant to such Section 8 to cease to be 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Exchange Act or Section 162(m) of the Code.

     The Committee may, in its absolute discretion, determine the time or times at which each Option shall be exercisable, accelerate the date on which any Option granted under the Plan becomes exercisable or, subject to Section 6(c)(1) hereof, extend the term of any Option granted under the Plan.

     Whether  an  authorized  leave  of  absence,  or  absence  in  military  or
government   service,  shall  constitute  termination  of  employment  shall  be determined by the Committee.

     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ogden shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of Ogden, whether or not they are directors of Ogden) as the Committee shall select from time to time and such Directors who are entitled to receive Incentive Awards pursuant to Section 8 hereof.

6. Options

     The Committee may grant Options pursuant to the Plan to Participants who are not Directors, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

     (a) Identification of Options

     All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

     (b) Exercise Price

     The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

     (c) Term and Exercise of Options

     (1) Subject to Section 3 hereof, each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

     (2) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     (3) An Option shall be exercised by delivering notice to Ogden's principal office, to the attention of its Benefits Department, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either in cash or by personal check, certified check, bank cashier's check or wire transfer.

     (4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or Ogden a fully-and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Ogden to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

     (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

     (6) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     (d) Limitations on Grant of Incentive Stock Options

     (1) The aggregate Fair Market Value of shares of Common Stock with respect to which 'incentive stock options' (within the meaning of Section 422A of the Code) granted after December 31, 1986, are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any 'subsidiary' of Ogden as such term is defined in Section 425 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

     (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Ogden or any of its 'subsidiaries' (within the meaning of Section 425 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e) Effect of Termination of Employment

     (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death
(i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     (2) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or Retirement of the Participant, such Participant shall be entitled to exercise, at any time or from time to time after such termination, Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination or would have become exercisable had his employment continued until the first anniversary of such termination; provided, however, no Option shall be exercisable after the first anniversary of the Participant's death; and provided, further, that no Option shall be exercisable after the expiration of its term.

     (3) In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, such Participant shall be entitled to exercise, at any time or from time to time until the first anniversary of such termination, Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination or would have become exercisable had his employment continued until the first anniversary of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     (4) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination; provided, however, that no Participant shall be deemed to have been terminated for Cause during the one year period following any Change in Control.

     (5) For purposes of this Section 6(e), an Option shall be deemed to be exercisable on the date of the termination of the employment of a Participant with the Company to the extent, if any, it becomes exercisable by acceleration by the Committee or pursuant to a written agreement between the Company and the Participant, provided that such acceleration occurs prior to the first anniversary of such termination of employment.

     (f) Consequences Upon Change in Control

     Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

     (g) Cash Bonuses and Loans

     (1) The Committee may, in its absolute discretion, grant to any Participant a cash bonus in an amount determined by the Committee to enable the Participant to pay any federal, state or local income taxes arising out of the exercise of an Option.

     (2) The Committee may, in its absolute discretion, provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Option or (ii) the exercise price with respect to any Option. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.

7. Limited Stock Appreciation Rights

     The Committee may grant in connection with any Option granted hereunder one or more LSARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. An LSAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each LSAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each LSAR granted hereunder shall be subject to the following terms and conditions:

     (a) Benefit Upon Exercise

     (1) The exercise of an LSAR relating to a Non-Qualified Stock Option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greatest of
(A) the highest price per share of Common Stock paid in the Change in Control in connection with which such LSAR became exercisable, (B) the Fair Market Value of a share of Common Stock on the date of such Change in Control and (C) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

     (2) The exercise of an LSAR relating to an Incentive Stock Option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the effective date of such exercise over
(ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

     (b) Term and Exercise of LSARs

     (1) An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of ninety days after such date. Notwithstanding the preceding sentence of this Section 7(b), in the event that an LSAR held by any Participant who is or may be subject to the provisions of Section 16(b) of the Exchange Act becomes exercisable prior to the expiration of six months following the date on which it is granted, then the LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such six month period and terminating on the expiration of ninety days following such date. Notwithstanding anything else herein, an LSAR relating to an Incentive Stock Option may be exercised with respect to a share of Common Stock only if the Fair Market Value of such share on the effective date of such exercise exceeds the exercise price relating to such share. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the Option to which it relates is exercisable.

     (2) The exercise of an LSAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of the Option to which it relates with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock, shall cause the cancellation of the LSAR related to it with respect to an equal number of shares.

     (3) Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     (4) During the lifetime of a Participant, each LSAR granted to him shall be exercisable only by him. No LSAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option.

     (5) An LSAR shall be exercised, subject to the requirements of Paragraph 7(b) above, by delivering notice to Ogden's principal office, to the attention of its Benefits Department, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

8. Director's Options and Director's LSARs

     Director's  Options and Director's LSARs shall  be granted pursuant to this
Section 8, in the amounts and subject to the terms and conditions hereinafter set forth. Each Director's Option and Director's LSAR shall be evidenced by an agreement in the form set forth as Exhibit A hereto.

     (a) Grant of Director's Options

     (1) Each individual who on November 14, 1990, is a Director shall be granted on such date a Director's Option with respect to 25,000 shares of Common Stock.

     (2) Each individual who becomes a Director after November 14, 1990, may be granted a Director's Option with respect to a number of shares of Common Stock determined by the Committee not to exceed 25,000 shares. Such determination shall be made (i) in the case of an individual who becomes a Director by election by the shareholders of Ogden, prior to such election and (ii) in the case of any other individual, prior to such person's appointment or selection to the Board of Directors. Such Director's Option shall be granted on the date on which such individual's term as a Director commences.

     (b) Identification of Director's Options

     All Director's Options granted under the Plan shall be clearly identified in the agreement evidencing such Director's Options as Non-Qualified Stock Options.

     (c) Exercise Price

     The per share exercise price of each Director's Option shall be equal to the Fair Market Value of a share of Common Stock on the date on which the Director's Option is granted.
     (d) Term and Exercise of Options
     (1) Director's Options shall become exercisable with respect to 20% of the number of shares of Common Stock subject to each such Director's Option upon the first anniversary of the date on which such Director's Option is granted and with respect to an additional 20% of the number of shares of Common Stock subject thereto on each subsequent anniversary of such date. Each Director's Option shall be exercisable until the expiration of ten years after the date on which it is granted; provided, that each Director's Option shall be subject to earlier termination, expiration or cancellation as provided herein.
     (2) Each Director's Option shall be exercisable in whole or in part; provided, that no partial exercise of a Director's Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Director's Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
     (3) A Director's Option shall be exercised by delivering notice to Ogden's principal office, to the attention of its Benefits Department, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Director's Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of a Director's Option shall be made on the effective date of such exercise either in cash or by personal check, certified check, bank cashier's check or wire transfer.
     (4) Any Director's Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully-and duly-endorsed agreement evidencing such Director's Option and instructions signed by the Participant requesting Ogden to deliver the shares of Common Stock subject to such
Director's Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited and (ii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.
     (5) Certificates for shares of Common Stock purchased upon the exercise of a Director's Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Director's Option is exercised.
     (6) During the lifetime of a Participant, each Director's Option granted to him shall be exercisable only by him. No Director's Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.
     (e) Acceleration of Exercise Date Upon Change in Control
     Upon the occurrence of a Change in Control, any Director's Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.
     (f) Effect of Termination of Director's Term
     In the event that the term of a Participant's membership on the Board of Directors terminates for any reason, then (x) Director's Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after the termination of such Participant's term, at which time such Director's Options shall expire and (y) Director's Options granted to such Participant, to the extent that they were not exercisable at the time of such termination and would have become exercisable during the one-year period following such termination had such termination not occurred, shall become exercisable upon such termination and shall remain exercisable until the expiration of such one-year period, at which time such Director's Options shall expire; provided, however, that no Director's Option shall be exercisable after the expiration of its term.

     (g) Director's LSARs

     Each Director's Option shall include a Director's LSAR with respect to a number of shares of

Common Stock equal to the number of shares of Common Stock subject to such Director's Option, which Director's LSAR shall be evidenced by the agreement evidencing such Director's Option. Each Director's LSAR granted hereunder shall be subject to the following terms and conditions:

     (i) Benefit Upon Exercise

     The exercise of a Director's LSAR with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greatest of (A) the highest price per share of Common Stock paid in the Change in Control in connection with which such LSAR became exercisable, (B) the Fair Market Value of a share of Common Stock on the date of such Change in Control and (C) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (ii) the exercise price of the related Director's Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

     (ii) Term and Exercise of LSARs

     (A) Each Director's LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of ninety days after such date. Notwithstanding the preceding sentence of this Section 8(g)(ii)(A), in the event that a Director's LSAR becomes exercisable prior to the expiration of six months following the date on which it is granted, then the Director's LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such six month period and terminating on the expiration of ninety days following such date. Notwithstanding anything else herein, a Director's LSAR may be exercised only if and to the extent that the Director's Option to which it relates is exercisable.

     (B) The exercise of a Director's LSAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of the Director's Option to which it relates with respect to an equal number of shares. The exercise of a Director's Option, or the cancellation, termination or expiration of a Director's Option (other than pursuant to this Paragraph (B)), with respect to a number of shares of Common Stock, shall cause the cancellation of the Director's LSAR related to it with respect to an equal number of shares.

     (C)  Each  Director's  LSAR  shall  be exercisable  in  whole  or  in part;
provided, that no partial exercise of a Director's LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Director's LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Director's LSAR, the agreement evidencing the Director's LSAR and the related Director's Option shall be returned to the Participant exercising such Director's LSAR together with the payment described in Paragraph 8(g)(i) hereof.

     (D) During the lifetime of a Participant, each Director's LSAR granted to him shall be exercisable only by him. No Director's LSAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Director's Option.

     (E) A Director's LSAR, subject to the requirements of Paragraph 8(g)(ii) above, shall be exercised by delivering notice to Ogden's principal office, to the attention of its Benefits Department, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Director's LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

9. Stock Bonuses

     Subject to Section 3 hereof, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

10. Adjustment Upon Changes in Common Stock

     (a) Shares Available for Grants

     In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options, Director's Options and Stock Bonuses shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options and Stock Bonuses may be granted as the Committee may deem appropriate.

     (b)  Outstanding  Options,   LSARs,  Director's   Options  and   Director's
LSARs -- Increase or Decrease in Issued Shares Without Consideration

     Subject to any required action by the shareholders of Ogden, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Ogden, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option, LSAR, Director's Option and Director's LSAR and the exercise price per share of Common Stock of each such Option, LSAR, Director's Option and Director's LSAR.

     (c)   Outstanding  Options,   LSARs,  Director's   Options  and  Director's
LSARs -- Certain Mergers

     Subject to any required action by the shareholders of Ogden, in the event that Ogden shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option, LSAR, Director's Option and Director's LSAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option, LSAR, Director's Option or Director's LSAR would have received in such merger or consolidation.

     (d)   Outstanding  Options,   LSARs,  Director's   Options  and  Director's
LSARs -- Certain Other Transactions

     In the event of (i) a dissolution or liquidation of Ogden, (ii) a sale of all or substantially all of Ogden's assets, (iii) a merger or consolidation involving Ogden in which Ogden is not the surviving corporation or (iv) a merger or consolidation involving Ogden in which Ogden is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

          (i) cancel, effective immediately prior to the occurrence of such event, each Option (including each LSAR related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

          (ii) provide for the  exchange of each  Option (including any  related
     LSAR) outstanding immediately prior to such event (whether or not then exercisable) for an option with respect to, as appropriate, some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

     Upon the occurrence of any event described in this Paragraph 10(d), the Committee shall, with respect to each Director's Option and Director's LSAR outstanding immediately prior to such event

     (whether or not then exercisable), take the action described in clause (i) above, except that the value of the property received in exchange for a share of Common Stock pursuant to such event shall be the fair market value of such property.

     (e) Outstanding Options, LSARs -- Other Changes

     In the event of any change in the capitalization of Ogden or corporate change other than those specifically referred to in Sections 10(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options and LSARs outstanding on the date on which such change occurs and in the per share exercise price of each such Option and LSAR, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     (f) No Other Rights

     Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Ogden or any other corporation. Except as expressly provided in the Plan, no issuance by Ogden of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, LSAR, Director's Option or Director's LSAR.

11. Rights as a Stockholder

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award

     Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

     (a) Ogden shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Ogden shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Ogden is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Ogden shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Ogden may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Ogden shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

     (a) Cash Remittance

     Subject to Paragraph 14(d) whenever shares of Common Stock are to be issued upon the exercise of an Option or a Director's Option or in connection with the grant of a Stock Bonus, Ogden shall have the right to require the Participant to remit to Ogden in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of an LSAR Ogden shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

     (b) Stock Remittance

     At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or a Director's Option or the grant of a Stock Bonus, the Participant may tender to Ogden a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant's obligations under Paragraph 14(a) hereof, if any.

     (c) Stock Withholding

     At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or a Director's Option or the grant of a Stock Bonus, Ogden shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant and is not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant's obligations under Paragraph 14(a) hereof, if any.

     (d) Participants subject to Section 16(b)

     Notwithstanding the last sentence of Section 9 hereof, the Company shall hold as custodian for any Participant who is subject to the provisions of
Section 16(b) of the Exchange Act and  who has not made an election pursuant  to
Section 83(b) of the Code stock certificates evidencing the total number of shares of Common Stock required to be issued pursuant to the grant of a Stock Bonus until the expiration of six months following the date of such grant. Upon the expiration of such six-month period, the Participant shall remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such grant prior to the delivery of any certificate or certificates for such shares, unless the Participant has made an election pursuant to Paragraph 14(b) or (c) hereof, in which case the Participant shall tender a number of shares prior to such delivery, or the Company shall withhold a number of shares, respectively, determined pursuant to such Paragraph. Paragraph 14(a) hereof, and not this Paragraph 14(d), shall apply if the date on which income is required to be recognized for federal income tax purposes with respect to such grant is more than six months after such grant.

     (e) Timing and Method of Elections

     (1) Notwithstanding any other provisions of the Plan, in order to be effective, an election under Paragraph 14(c) relating to a Stock Bonus made by a Participant who is subject to Section 16(b) of the Exchange Act must (i) be irrevocable and be made not less than six months in advance of the date on which income is required to be recognized with respect to the grant or (ii) take effect during a window period described in Rule 16b-3(e)(3) of the Exchange Act.

     (2) Notwithstanding any other provisions of the Plan, in order to be effective, an election under Paragraph 14 (c) relation to an Option or Director's Option made by a Participant who is subject to Section 16(b) of the Exchange Act must (i) take effect during a window period described in Rule 16b-3(e)(3) under the Exchange Act and exercise of the Option or Director's Option must occur at least six months after the grant date or (ii) be irrevocable and be made not less than six months in advance of the date of exercise.

     (3) Such elections shall be made by the delivery to Ogden's principal office, to the attention of its Benefits Department, of a written notice signed by the Participant. A Participant can change an irrevocable election made in accordance with clause 14(e)(1)(i) or clause 14(e)(2)(ii) through another irrevocable election that takes effect at least six months thereafter.

15. Amendment of the Plan

     The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall (i) except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan,
(iii) materially modify the requirements as to eligibility for participation in the Plan or (iv) modify or amend the provisions of Section 8 hereof or any terms and conditions of the Plan with respect to Director's Options or Director's LSARs.

16. No Obligation to Exercise

     The grant to a Participant of an Option, LSAR, Director's Option or Director's LSAR shall impose no obligation upon such Participant to exercise such Option, LSAR, Director's Option or Director's LSAR.

17. Transfers Upon Death

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Ogden unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

     The expenses of the Plan shall be paid by Ogden. Any proceeds received by Ogden in connection with any Incentive Award will be used for general corporate purposes.

19. Failure to Comply

     In addition to the remedies of Ogden elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

20. Effective Date and Term of Plan

     The Plan was adopted by the Board of Directors on October 11, 1990. No grants may be made under the Plan after October 11, 2000. The grant of each Option, LSAR, Director's Option and Director's LSAR to any Participant who is subject to Section 16(b) of the Exchange Act is subject to the approval of the Plan by the shareholders of Ogden in accordance with the requirements of Rule 16b-3 promulgated under such Section, and no Option, LSAR, Director's Option or Director's LSAR granted to any such Participant shall be exercisable prior to the receipt of such approval, unless, in either case, such Participants are entitled to rely on the exemption provided by such Rule 16b-3, or any successor thereto, in connection with such grants notwithstanding the absence of such shareholder approval.

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
                                     APPENDIX

Graphic and Image Information:

See the performance graphs on page 16 of the proxy statement of this electronic filing.